UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2006
Exide Technologies
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200,
Alpharetta, Georgia		30004

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (678)566 — 9000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 STANDBY PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE
EX-99.2 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2006, Exide Technologies, a Delaware corporation (the “Company”), entered into a Standby Purchase Agreement (the “Standby Agreement”) with Tontine Capital Partners, L.P. (“Tontine”), Legg Mason Investment Trust, Inc. (“Legg Mason” and together with Tontine, the “Standby Purchasers”) and Arklow Capital, LLC (the “Additional Standby Purchaser”) under which the Standby Purchasers and the Additional Standby Purchaser have agreed to certain standby commitments with regards to the Company’s planned $75.0 million rights offering to holders of its common stock (the “Rights Offering”). The Standby Purchasers and the Additional Standby Purchaser may elect to assign some or all of their rights to purchase shares of the Company’s common stock under the Standby Agreement to their designated affiliates. The subscription price in the Rights Offering will be equal to 80% of the average closing price per share of the Company’s common stock for the 30-day-trading period ending July 6, 2006, but it will not be higher than $4.50 per share nor lower than $3.00 per share. Under the Standby Agreement, the Standby Purchasers have also agreed to purchase at the subscription price additional shares of the Company’s common stock for gross proceeds of $50.0 million. Tontine and the Additional Standby Purchaser or their affiliates are owners of the Company’s common stock. Currently Tontine beneficially owns approximately 9.9% of the Company’s outstanding common stock and the Additional Standby Purchaser beneficially owns approximately 6.5% of the Company’s outstanding common stock (including through the warrants it owns).
The Standby Agreement obligates the Company to sell, and requires the Standby Purchasers and the Additional Standby Purchaser to purchase from the Company, all shares of common stock issuable upon the exercise of any rights remaining unsubscribed at the close of the Rights Offering subscription period. The price per share paid by the Standby Purchasers and the Additional Standby Purchaser for such common stock will be equal to the subscription price offered in the Rights Offering. The Company will also sell to the Standby Purchasers additional shares of common stock at a price equal to the subscription price for the Rights Offering for gross proceeds, before expenses, of $50.0 million. Completion of the Rights Offering and the sale of additional shares to the Standby Purchasers will be subject to shareholder approval, which will be sought at the Company’s 2006 annual meeting scheduled to be held August 22, 2006. The Rights Offering will not commence until the Company files a registration statement covering it with the Securities and Exchange Commission which is declared effective.
The obligations of the Standby Purchasers and the Additional Standby Purchaser to fulfill the standby commitments under the Standby Agreement and purchase the additional shares of common stock is subject to the following conditions:
• the Company’s representations and warranties under the Standby Agreement are true and correct in all material respects as of the date of the Standby Agreement and the date of the closing of the transactions contemplated thereunder;
• the Company’s execution and delivery of a registration rights agreement;
• there having been no material adverse effect on the Company’s financial condition or earnings, financial position, operations, assets, results of operations, business or prospects and there having occurred no event or circumstance which would reasonably likely result in such a material adverse effect;
• none of the following events having occurred: (i) a suspension of trading of the Company’s common stock or a suspension of trading or the establishment of limited or minimum prices on securities generally on the New York Stock Exchange or Nasdaq National Market; (ii) a banking moratorium having been declared either by U.S. or New York State authorities; or (iii) there having occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (each, a “Market Event”).
The obligations of Tontine are also subject to the condition that on or prior to the closing date of the transactions, two nominees of Tontine (who are reasonably acceptable to the Company’s Board of Directors) are elected or appointed to the Company’s Board of Directors.
The Standby Agreement also includes a “no shop provision” under which the Company agrees, with certain exceptions, to not sell or negotiate with a view to selling any of its businesses, assets or capital stock.
If the Rights Offering has not closed on or prior to September 30, 2006, for any reason other than a material breach of the Standby Agreement by the Standby Purchasers or a Market Event or if the Company terminates the Standby Agreement prior to the closing of the Rights Offering other than as a result of a material breach of the Standby Agreement by the Standby Purchasers or if the Standby Purchasers terminate the Standby Agreement in accordance with its terms other than for a Market Event, the Standby Purchasers have the option to purchase additional shares of common stock at a price equal to the Rights Offering subscription price for gross proceeds of $50.0 million. If the Company’s shareholders do not approve the Rights Offering at the Company’s 2006 annual meeting, the Standby Purchasers are entitled to purchase a portion of the shares offered to them under the Standby Agreement equal to up to 19.9% of the issued and outstanding shares of the Company’s common stock at a price of $4.50 per share.
In connection with the Standby Agreement, the Company has agreed that upon the closing of the transactions contemplated by the Standby Agreement, it will enter into a registration rights agreement with the Standby Purchasers and the Additional Standby Purchaser in the form attached to the Standby Agreement. Pursuant to such registration rights agreement, the Company will register the resale of the shares of the Company’s common stock that each Standby Purchaser and the Additional Standby Purchaser holds.
The foregoing description of the Standby Agreement and the registration rights agreement are qualified in their entirety by reference to the Standby Agreement and the form of the registration rights agreement which are attached hereto as Exhibit 10.1, and are incorporated by reference into this Item 1.01.
On June 28, 2006, the Company issued a press release announcing it had entered into the Standby Agreement. A copy of this press release is attached hereto as Exhibit 99.1.
Item 2.02 Results of Operations and Financial Condition.
Attached as Exhibit 99.2 is a press release dated June 28, 2006, which contains information regarding the Company’s results of operations and financial condition for the fiscal quarter and fiscal year ended March 31, 2006. The earnings release shall be deemed furnished but not filed.
Item 9.01 Financial Statements and Exhibits.
10.1 Standby Purchase Agreement between Exide Technologies and Tontine Capital Partners, L.P., Legg Mason Capital Management, Inc. and Arklow Capital LLC, dated June 28, 2006, including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively.
99.1 Press Release of Exide Technologies Announcing Rights Offering, dated June 28, 2006
99.2 Press release of Exide Technologies Announcing Results of Operations, dated June 28, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies
June 28, 2006
	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Standby Purchase Agreement between Exide Technologies and Tontine Capital Partners, L.P., Legg Mason Capital Management, Inc. and Arklow Capital LLC, dated June 28, 2006, including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively.

99.1	Press Release of Exide Technologies Announcing Rights Offering dated June 28, 2006.

99.2	Press release of Exide Technologies Announcing Results of Operations, dated June 28, 2006